Exhibit 3.3

Expro Luxembourg S.A.

Société anonyme

Registered office:	2A, rue Nicolas Bové, L-1253 Luxembourg, Grand-Duchy of Luxembourg

ARTICLES OF ASSOCIATION

Article 1.	Form, name and number of shareholders

1.1	Form and name

There exists a public limited liability company (société anonyme) under the name of Expro Luxembourg S.A. (the Company), governed by the laws of the Grand Duchy of Luxembourg and in particular the law dated 10 August 1915 on commercial companies, as amended (the Companies Act) and by the present articles of incorporation (the Articles, and a reference to an “Article” shall be construed as a reference to an article of these Articles).

1.2	Number of shareholders

The Company may have one shareholder (the Sole Shareholder) or several shareholders. The Company shall not be dissolved upon the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Where the Company has only one shareholder, any reference to the shareholders in the Articles shall be a reference to the Sole Shareholder.

Article 2.	Registered office

2.1	Place and transfer of the registered office

The registered office of the Company is established in the municipality of Luxembourg-City. It may be transferred within such municipality or to any other place in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board), which is authorised to amend the Articles, to the extent necessary, to reflect the transfer and the new location of the registered office.

2.2	Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

Article 3.	Duration

3.1	Unlimited duration

The Company is formed for an unlimited duration.

3.2	Dissolution

The Company may be dissolved, at any time, by a resolution of the general meeting of the shareholders (the General Meeting) adopted in the manner provided for in Article 11 with respect to amendments of the Articles.

Article 4.	Purpose

The corporate purpose of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, partnership interests, bonds, debentures, notes and other securities or financial instruments of any kind (including notes, promissory notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favour its development.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company's purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

Article 5.	Share capital

5.1	Outstanding share capital

The share capital is set at EUR 30,000 (thirty-thousand euro), represented by 500,000 (five hundred thousand) shares without nominal value.

5.2	Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as provided for in Article 11.

5.3	Contribution to a capital surplus account

The General Meeting is authorised to approve equity contributions without the issuance of new shares by way of a payment in cash or a payment in kind or otherwise, on the terms and conditions set by the General Meeting. A capital contribution without the issuance of new shares shall be booked in a "capital surplus" account.

The General Meeting has the option (but not the obligation) to decide that any contribution in cash or in kind made by any shareholder as “capital surplus” will be booked in a specific "capital surplus" account allocated to the relevant shareholder and will be available only (i) for the purpose of distributions, whether by dividend, share redemption or otherwise, to the relevant shareholder or (ii) to be incorporated in the share capital to issue shares corresponding to the relevant shareholder only.

Article 6.	Shares

6.1	Form of the shares

The shares of the Company shall be in registered form (actions nominatives) and will remain in registered form only, provided that, for so long as the shares of the Company are listed on a securities exchange, such shares may be registered in the name of a depositary, and registration in such name shall constitute valid ownership for all purposes under these Articles.

6.2	Share register and share certificates

A share register will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the registered shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the chairman of the Board or by any other two members of the Board or, as the case may be, the Sole Director.

6.3	Ownership and co-ownership of shares

The Company will recognise only one holder per share. In the event that a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole holder in relation to the Company. The person appointed as the sole holder of the shares towards the Company in all matters by all the joint holders of those shares shall be named first in the register.

Only the joint holder of a share first named in the register, as appointed by all the joint holders of such share, shall be entitled, in its capacity as sole holder towards the Company of that share jointly held, to exercise the rights attached to such share, including without limitation: (i) to be served notices by the Company, including convening notices relating to general meetings, (ii) to attend general meetings and to exercise the voting rights attached to the share jointly held at any such meetings, and (iii) to receive dividend payments in respect of the share jointly held.

6.4	Share redemptions

The Company may redeem its own shares within the limits set forth by law.

Any shares redeemed in accordance with this Article 6.4 may be cancelled or held for an unlimited duration as treasury shares by the Company without any voting rights and, unless otherwise decided, as the case may be, by the Board or the General Meeting without any right to any distributions whatsoever, in which case the distributions otherwise payable under such treasury shares will be allocated, and become payable, on a pro rata basis to the benefit of the remaining outstanding shares.

Such treasury shares may be distributed at any time to existing shareholders or third parties, subject to compliance with Article 7 of the Articles, by a decision of the Board.

Article 7.	Transfer of registered shares

A transfer of registered shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee to the satisfaction of the Company.

Any transfer of shares in breach of the Articles, including this Article 7, is null and void. For the avoidance of doubt, transfers effected through any clearing or settlement in connection with trading on a securities exchange shall not constitute a breach of this Article 7.

Article 8.	Debt Securities

Debt securities issued by the Company in registered form may, under no circumstances, be converted into debt securities in bearer form.

Article 9.	Powers of the General Meeting

As long as the Company has only one shareholder, the Sole Shareholder has the same powers as those conferred on the General Meeting. In such a case, any reference in the Articles to decisions made or powers exercised by the General Meeting shall be a reference to decisions made or powers exercised by the Sole Shareholder. Decisions made by the Sole Shareholder are documented in the form of minutes or written resolutions, as the case may be.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company.

Article 10.	Annual general meeting of the shareholders – Other meetings

The annual general meeting shall be held, in accordance with Luxembourg law, in the Grand Duchy of Luxembourg at the address of the registered office of the Company or at such other place in the Grand Duchy of Luxembourg and at such time as specified in the convening notice of the meeting.

Other general meetings may be held at such place and time as are as specified in the respective convening notices of the relevant meetings.

Article 11.	Notice, quorum, convening notices, powers of attorney and vote

11.1	Right and obligation to convene a general meeting

The Board, as well as the internal auditors, if any, may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one (1) month, if shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any general meeting. This request must be addressed to the Company at least five (5) days before the relevant general meeting.

11.2	Procedure to convene a general meeting

Convening notices for every general meeting shall contain the agenda of the relevant general meeting.

The convening notices may be made by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting.

If all the shareholders of the Company are present or represented at a general meeting, and consider themselves as being duly convened and informed of the agenda of the general meeting set by the Board or by the internal auditors, as the case may be, the general meeting may be held without prior notice. In addition, if all the shareholders of the Company are present or represented at a general meeting and unanimously agree to set the agenda of the general meeting, the general meeting may be held without having been convened by the Board or by the internal auditors, as the case may be.

The documents mentioned under article 461-6 of the Companies Act shall be made available at the registered office of the Company for inspection by the shareholders at least eight (8) days prior to the general meeting.

11.3	Voting rights attached to the shares

Each share entitles its holder to one (1) vote.

Any shareholder may, partly or entirely, waive the exercise of its voting rights with respect to some or all of its shares. Such waiver will be binding on the relevant shareholder and will be enforceable towards the Company following its notification by the relevant shareholder in writing. The shares subject to such a waiver shall not count towards the majority or quorum requirements for any relevant general shareholders’ meeting.

11.4	Quorum, majority requirements and reconvening of general meeting for lack of quorum

Except as otherwise required by law or by the Articles, resolutions at a general meeting will be passed by the majority of the votes expressed by the shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles or to change the nationality of the Company may only be passed in a general meeting where at least one half of the share capital is represented (the Presence Quorum) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second general meeting may be convened by registered letter only, unless the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information at least within eight (8) days before the meeting. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous general meeting. The second general meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant general meeting.

In calculating the majority with respect to any resolution at a general meeting, the votes expressed shall not include the votes relating to shares in which the shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate.

The commitments of the shareholders may only be increased with the unanimous vote of all the shareholders.

11.5	Participation by proxy

A shareholder may act at any general meeting by appointing another person, who need not be a shareholder, as its proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a general meeting.

11.6	Vote by correspondence

The shareholders may vote in writing (by way of a voting bulletin) provided that the written voting bulletins include: (i) the name, first name, address and signature of the relevant shareholder, (ii) an indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item, and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, a copy of the voting bulletins must be received by the Company at least seventy two (72) hours before the relevant general meeting.

11.7	Participation in a general meeting by conference call, video conference or similar means of communications

Any shareholder may participate in a general meeting by conference call, video conference or similar means of communication whereby: (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

11.8	Bureau

The shareholders shall elect a chairman of the general meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer together form the bureau of the general meeting.

11.9	Minutes and certified copies

The minutes of the general meeting will be signed by the members of the bureau of the general meeting and by any shareholder who wishes to do so.

However, where decisions of the general meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board or by any two other directors.

Article 12.	Management

12.1	Minimum number of directors and term of directorship

There must be at least three directors in the Company. However, where the Company has been formed by a Sole Shareholder or where it has been established at a general meeting that the Company has a Sole Shareholder, the number of directors may be limited to one, i.e. the Sole Director, until the ordinary general meeting following the establishment of the existence of more than one shareholder.

As long as the Company has only one director, the Sole Director has the same powers as those conferred on the Board. In such a case, any reference in the Articles to decisions made or powers exercised by the Board shall be a reference to decisions made or powers exercised by the Sole Director, except for Article 13 (other than Article 13.6) and Article 14 that shall not apply to the Sole Director. Decisions made by the Sole Director are documented in the form of minutes or written resolutions. The minutes or the resolutions in writing made by the Sole Director shall be signed by the Sole Director.

The Sole Director and the members of the Board shall be elected for a term not exceeding six (6) years and shall be eligible for re-appointment.

12.2	Permanent representative

Where a legal person is appointed as a director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as Sole Director or as a member of the Board in accordance with article 441-3 of the Companies Act.

12.3	Appointment, removal and co-optation

The directors must be appointed as A Directors or as B Directors by resolution of the General Meeting.

A director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of one or more directors because of death, resignation or otherwise, the remaining directors may elect at a meeting of the Board the director(s), by a majority vote, to fill such vacancy or vacancies, as the case may be, until the following general meeting.

Article 13.	Meetings of the Board

13.1	Chairman

The Board may appoint a chairman (the Chairman) from among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board. The Chairman will chair all meetings of the Board. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the directors present or represented at such meeting.

13.2	Procedure to convene a board meeting

The Board shall meet upon call by the Chairman or any two directors at the place indicated in the meeting notice.

Written meeting notice of the Board shall be given to all the directors at least twenty-four (24) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

13.3	Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another director as his or her proxy. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

13.4	Participation by conference call, video conference or similar means of communication

Any director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby: (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis, and (iv) the directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

13.5	Proceedings

(a)	Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least: (i) one half of its members is present or represented, and (ii) one A Director and one B Director are present or represented. Decisions are made by the majority of the votes expressed by the members present or represented, provided always that at least one A Director and one B director have approved such decision. If a member of the Board abstains from voting or does not participate in a vote, this abstention or non participation are not taken into account in calculating the majority.

(b)	Participation by proxy

A director may represent more than one director by proxy, under the condition however that at least two directors are present at the meeting.

(c)	Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

13.6	Conflicts of interest

(a)	Procedure regarding a conflict of interest

In the event that a director of the Company has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such director shall immediately make known to the Board such opposite interest at that board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The director may not take part in the deliberations relating to that transaction, will not count in the quorum and may not vote on the resolutions relating to that transaction. The transaction, and the director’s interest therein, shall be reported to the following general meeting.

(b)	Conflicts of interest of the Sole Director

For so long as the Company has a Sole Director, in the event that the Sole Director has, directly or indirectly, a financial interest opposite to the interest of the Company with respect to a transaction entered into by the Company and the Sole Director, this conflict of interest shall be set out in the minutes or the written resolutions of the Sole Director, as the case may be, recording the approval of that transaction.

(c)	Exceptions regarding a conflict of interest

Article 13.6(a) and Article 13.6(b) do not apply to resolutions of the board of directors or the Sole Director concerning transactions made in the ordinary course of business of the Company which are entered into on arm's length terms.

A Director of the Company who serves as director, manager, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest opposite to the interest of the Company for the purpose of this Article 13.6.

(d)	Impact on quorum

Where, by reason of a conflict of interest, the number of directors required in order to validly deliberate and vote is not met, the Board may decide to submit the decision on this specific item to the General Meeting.

13.7	Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

Article 14.	Minutes of meetings of the Board

14.1	Signature of board minutes

The minutes of any meeting of the Board shall be signed by the Chairman or the chairman pro tempore, as the case may be or by all the directors present at such meeting.

14.2	Signature of copies or extracts of board minutes

Copies or extracts of minutes or resolutions in writing from the Board, which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, or any two members of the Board.

Article 15.	Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

Article 16.	Delegation of Powers

16.1	Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

16.2	Permanent representative of the Company

The Board may appoint a person, who may be a shareholder or not, and who may be a director or not, as permanent representative for any entity in which the Company is appointed as a member of the board of directors. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the board of directors of any such entity.

16.3	Delegation to perform specific functions

The Board is also authorised to appoint a person, either a director or not, for the purposes of performing specific functions at every level within the Company.

Article 17.	Binding Signatures

17.1	Signatory powers of directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board at least one of which must be an A Director and one of which must be a B Director.

17.2	Signatory powers in respect of the daily management

In respect of the daily management, the Company will be bound by the sole signature or the joint signatures of the persons appointed to that effect in accordance with Article 16.1.

17.3	Grant of specific powers of attorney

The Company shall further be bound by the joint signatures of any persons or by the sole signature of the person to whom specific signatory power is granted by the Company, but only within the limits of such power.

Article 18.	Indemnification

The Company must indemnify any director and its heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable (a) for gross negligence or wilful misconduct towards any person other than the Company, or (b) to the Company for any action or inaction from the director.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit: (a) any gross negligence or wilful misconduct resulting in his liability towards any person other than the Company, or (b) anything resulting in that person being liable to the Company. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Article 19.	Internal auditor(s) (commissaire(s)) – Approved statutory auditor(s) (réviseur(s) d'entreprises agréé(s) or cabinet(s) de révision agréé(s))

19.1	Internal auditor (commissaire)

The operations of the Company shall be supervised by one or more internal auditor(s). The internal auditor(s) shall be appointed for a term not exceeding six (6) years and shall be eligible for re-appointment.

The internal auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The internal auditor(s) in office may be removed at any time by the General Meeting with or without cause.

19.2	Approved statutory auditor (réviseur d'entreprises agréé or cabinet de révision agréé)

However, no internal auditor(s) shall be appointed if, instead of appointing one or more internal auditor(s), one or more approved statutory auditors are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The approved statutory auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the approved statutory auditor(s). The approved statutory auditor(s) may only be removed by the General Meeting for serious causes (motifs graves).

Article 20.	Accounting Year

The accounting year of the Company shall begin on 1 January and shall end on 31 December each year.

Article 21.	Annual Accounts

21.1	Responsibility of the Board or the Sole Director

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the General Meeting at the annual general meeting.

21.2	Submission of the annual accounts to the internal auditor(s)

At the latest one (1) month prior to the annual general meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the internal auditor(s) of the Company, or the approved statutory auditor(s), as the case may be, who will thereupon draw up its (their) report(s).

21.3	Availability of documents at the registered office

At the latest eight (8) days prior to the annual general meeting, the annual accounts, the report(s) of the Board (if any) and of the internal auditor(s) or the approved statutory auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the shareholders during regular business hours.

Article 22.	Allocation of Results

22.1	Allocation to the legal reserve

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required once such legal reserve amounts to ten per cent (10%) of the share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the share capital of the Company.

22.2	Allocation of results by the General Meeting at the annual general meeting

At the annual general meeting, the General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with Article 22.1 and the rules regarding distributions set out in this Article 22.

22.3	Rules regarding distributions

Distributions to the shareholders, whether by dividend, share redemption or otherwise, out of profits and distributable reserves available for that purpose, if and when decided by the General Meeting, shall be made on all the shares on a pro rata basis.

22.4	Interim dividends

In accordance with article 461-3 of the Companies Act interim dividends may be distributed, at any time, by the Board under the following cumulative conditions:

(i)	an interim accounting situation (état comptable) is drawn up by the Board (the Interim Accounting Statement) (the Interim Accounting Statement shall be verified by an internal auditor (commissaire) or approved statutory auditor (réviseur d’entreprises agréé), as the case may be);

(ii)	this Interim Accounting Statement shows that sufficient profits and other reserves (including without limitation share premium and capital surplus) are available for distribution, it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and the amount to be allocated to the legal reserves; and

(iii)	the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the Interim Accounting Statement.

Where the interim dividends paid exceed the distributable profits at the end of the financial year, the relevant excess as acknowledged at the annual general meeting, shall, unless otherwise decided by the Board at the time of the dividend declaration, be deemed to be an advance payment for future dividends.

22.5	Payment of dividends

Dividends may be paid in euro or any other currency chosen by the Board and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

Article 23.	Dissolution and Liquidation

23.1	Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of the Articles, as set out in Article 11. In the event of a dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. The General Meeting shall also determine the powers and the remuneration of the liquidator(s).

23.2	Distribution of liquidation surplus

In case of liquidation of the Company, the surplus assets of the Company available for distribution among shareholders shall be distributed in accordance with the rules on distributions set out in Article 22, by way of advance payments or after payment (or provisions, as the case may be) of the Company's liabilities.

Article 24.	Applicable Law

All matters not expressly governed by the Articles shall be determined in accordance with Luxembourg law.